Exhibit 10.6

August 30, 2024
LDRV Holdings Corp., as Borrower Representative 6130 Lazydays Blvd.
Seffner, Florida 33584 Attention: Kelly Porter, CFO
Re: First Amendment to Limited Waiver
Ladies and Gentlemen:
Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among LDRV Holdings Corp., a Delaware corporation (the “Borrower Representative”), the Loan Parties party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank, and (ii) that certain letter agreement, dated July 30, 2024 (as in effect immediately prior to any amendments thereto effected hereby, the “Limited Waiver”), by and among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement or the Limited Waiver, as applicable.
1.Preliminary Statements
Pursuant to the Limited Waiver, the Lenders agreed to temporarily waive the Specified Defaults during the Temporary Waiver Period on the terms and conditions contained therein.
The Borrowers have requested that the Lenders make certain amendments to the Limited Waiver, and the Lenders have agreed to make such amendments on the terms and conditions contained herein.
2.Limited Waiver Amendments
Section 1 of the Limited Waiver is hereby amended by amending and restating the fourth paragraph thereof to read in its entirety as follows:
“The Borrowers acknowledge and agree that (i) if not for the waiver provided for in Section 2 below, an Event of Default would have occurred and be continuing under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with the Minimum EBITDA Covenant as of June 30, 2024, (ii) an Event of Default is anticipated to occur under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with (x) the Minimum EBITDA Covenant as of July 31, 2024 and August 31, 2024 and (y) the Minimum Liquidity Covenant as of July 31, 2024 and August 31, 2024 and (iii) an Event of Default may occur under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with the Minimum Current Ratio Covenant as of June 30, 2024, solely to the extent such failure results from the inclusion, as of June 30, 2024, of the Obligations, or any other obligations of Pubco Guarantor and its Subsidiaries that are cross-defaulted to the Obligations, as Consolidated Current Liabilities as a result of any default or Event of Default described above (collectively, the “Specified Defaults”).”

Section 2 of the Limited Waiver is hereby amended by deleting “11:59 P.M. (Eastern Time) on August 30, 2024” and replacing such with “11:59 P.M. (Eastern Time) on September 27, 2024”.
Section 3 of the Limited Waiver is hereby amended by amending and restating clause (ix) thereof to read in its entirety as follows:
“ix. During the Temporary Waiver Period, as of the last Business Day of each week, the Average Daily Liquidity during such calendar week shall not be less than the Minimum Liquidity Amount. In the event that the Borrowers shall fail to comply with the foregoing covenant as of any calendar week, from the end of such week until 5:00 pm ET on Friday of the subsequent calendar week, the Loan Parties shall have the right to obtain an additional cash contribution in the form of common equity (or from any other investment or transaction acceptable to the Required Lenders in their sole discretion) and upon the Loan Parties’ receipt of such cash, the amount of Average Daily Liquidity shall be increased, on a dollar- for-dollar basis, solely for the purpose of measuring the financial covenant set forth above, for each day of such week by an amount equal to the proceeds received, and such proceeds shall continue to constitute Unrestricted Cash and Equivalents for so long such proceeds are held by a Loan Party.
For purposes of the foregoing, “Average Daily Liquidity” means, as of any date of determination, the quotient obtained by dividing (a) the sum of each day’s Liquidity for each day occurring during the measurement period ending, or if applicable, beginning, on such date of determination by (b) the number of days in such period; and “Minimum Liquidity Amount” means $15,000,000.”
Except as expressly amended above, the Limited Waiver shall remain in full force and effect in accordance with its terms.
3.Covenants
In addition to and without limitation of the covenants contained in the Limited Waiver and the other Credit Documents, the Loan Parties hereby covenant and agree that they shall perform, observe and comply with each of the following covenants:
(a)on the date of this Agreement, the Borrowers shall make a $1,000,000 principal repayment of the Revolving Credit Loans, which payment shall be deemed to permanently reduce the amount of the Revolving Credit Dollar Cap and the Revolving Credit Commitments without further notice;
(b)the Loan Parties and their Subsidiaries shall deposit and maintain all cash received on or before the Waiver End Date in respect of any federal and state income tax refunds for the taxable year ended December 31, 2023 in a blocked deposit account maintained with the Administrative Agent, it being understood that, for purposes of determining Liquidity under the Credit Documents, all such cash maintained in such blocked deposit account shall be deemed to be Unrestricted Cash and Equivalents; and
(c)on or before September 20, 2024, the Borrowers shall deliver to the Administrative Agent a preliminary report from CR3 Partners, the financial advisor to the Loan Parties, regarding the Loan Parties’ current financial and liquidity status and schedule a conference call with CR3 Partners to present the report to the Lenders.

The failure of the Borrowers to comply with this Section 3 shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.
4.Conditions Precedent
This Agreement shall become effective upon:
(a)the Administrative Agent’s receipt of (i) an executed copy of this Agreement duly executed by the Loan Parties and the Lenders and (ii) a written notice from the Borrower Representative pursuant to Section 2.01.16 of the Credit Agreement voluntarily reducing the aggregate Floor Plan Commitments and Floor Plan Line of Credit Dollar Cap (currently
$430,000,000) by $30,000,000 to $400,000,000 as of the date hereof; and
(b)the Borrowers’ payment of all outstanding reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP and FTI Consulting, Inc.).
5.Miscellaneous
This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission will be effective as delivery of a manually executed counterpart thereof.
The Loan Parties hereby certify to the Administrative Agent and the Lenders that (a) as of the date hereof, no Default or Event of Default (other than the Specified Defaults) has occurred and is existing under the Credit Agreement or any other Credit Document as of the date hereof and (b) each of the representations and warranties made by any Loan Party in the Credit Documents is true and correct in all material respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
The Loan Parties acknowledge that this Agreement applies only to the terms and provisions of the Limited Waiver, the Credit Agreement and the other Credit Documents referenced above and shall not be construed to be a consent in connection with, or a waiver or amendment of, any of the other terms and conditions of the Limited Waiver, the Credit Agreement or any of the other Credit Documents.
The agreements contained herein shall not be construed as a consent, waiver or extension of any present or future violation of the above-referenced provisions or any of the other terms and conditions of the Limited Waiver, the Credit Agreement or any other Credit Documents nor shall the Loan Parties, by receipt of this Agreement, expect that any consent, waiver, forbearance or extension will be given in the future. This Agreement shall be deemed to be a “Credit Document” as such term is defined in the Credit Agreement.
In consideration of the agreements of Administrative Agent and the Lenders contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, the Limited Waiver, or any of the other Credit Documents or transactions thereunder or related thereto.
Sections 10.19, 10.20, 10.21, 10.22 and 10.23 of the Credit Agreement apply to this Agreement, mutatis mutandis.

[Signatures continued on following pages]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent and a Lender

By: /s/ Shane I. Mitzner
Name: Shane I. Mitzner
Title: SVP

M&T / LAZYDAYS LIMITED WAIVER EXTENSION SIGNATURE PAGE

FLAGSTAR BANK N.A., ASSIGNEE OF FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (AS SUCCESSOR IN INTEREST TO NYCB SPECIALTY FINANCE COMPANY, LLC),
as a Lender

By: /s/ Robert L. Marsh
Name: Robert L. Marsh Title:    Senior Vice President

M&T I LAZYDA YS LIMITED WAIVER EXTENSION SIGNATURE PAGE

BMO BANK N.A. (AS SUCCESSOR IN INTEREST TO BANK OF THE WEST),
as a Lender

By: /s/ Brian M. Hankes
Name: Brian M. Hankes
Title: Vice President

M&T I LAZYDAYS LIMITED WAIVER EXTENSION SIGNATURE PAGE

HUNTINGTON NATIONAL BANK,
as a Lender

By: /s/ Michael Hall
Name: Michael Hall
Title: Vice President

M&T I LAZYDAYS LIMITED WAIVER EXTENSION
SIGNATURE PAGE

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC,
as a Lender

By: /s/ David A. Burjer
Name: David A. Burjer

ROCKLAND TRUST COMPANY,
as a Lender

By: /s/ Robert Clement
Name: Robert Clement
Title: Vice President

Acknowledged and Agreed:
LDRV HOLDINGS CORP.

By:     /s/ Kelly Porter     Name: Kelly Porter
Title: SVP, Secretary and CFO
LAZYDAYS RV AMERICA, LLC LAZYDAYS RV DISCOUNT, LLC LAZYDAYS MILE HI RV, LLC LAZYDAYS OF MINNEAPOLIS LLC LDRV OF TENNESSEE LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC LAZYDAYS OF CENTRAL FLORIDA, LLC LONE STAR DIVERSIFIED, LLC LAZYDAYS RV OF PHOENIX, LLC LAZYDAYS RV OF ELKHART, LLC LAZYDAYS RV OF OREGON, LLC LAZYDAYS RV OF WISCONSIN, LLC LAZYDAYS RV OF IOWA, LLC LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC LAZYDAYS RV OF WILMINGTON, LLC LAZYDAYS RV OF LONGMONT, LLC LDL OF FORT PIERCE, LLC LAZYDAYS RV OF ST. GEORGE, LLC LAZYDAYS RV OF SURPRISE, LLC

By: LDRV Holdings Corp., its Manager

By:     /s/ Kelly Porter     Name: Kelly Porter
Title: SVP, Secretary and CFO

GUARANTORS:
LAZYDAYS HOLDINGS, INC. LAZY DAYS’ R.V. CENTER, INC.

By:     /s/ Kelly Porter     Name: Kelly Porter
Title: SVP, Secretary and CFO

LAZYDAYS RV OF MARYVILLE, LLC LAZYDAYS RV OF RENO, LLC LAZYDAYS SUPPORT SERVICES, LLC

By:     /s/ Kelly Porter     Name: Kelly Porter
Title: SVP, Secretary and CFO

Acknowledged and Agreed:

COLISEUM HOLDINGS I, LLC

By: /s/ Christopher Shackelton
Name: Christopher Shackelton
Title: Manager